Exhibit 99.1

TOREADOR DISCLOSES EBITDAX FOR SIX MONTHS ENDED JUNE 30, 2005 AND PRIOR PERIODS

DALLAS, TEXAS – (September 20, 2005) – Toreador Resources Corporation (Nasdaq:TRGL) today disclosed a non-GAAP measure of performance, earnings before interest expense, taxes, depreciation, amortization and exploration costs (EBITDAX) for the six months ended June 30, 2005, the comparable period ended June 30, 2004, and the years 2001through 2004. The Company intends to continue disclosing this measure on a periodic basis. The table below provides EBITDAX for the periods indicated and reconciles the non-GAAP measure to a GAAP measure, net income from continuing operations.

EBITDAX represents earnings before interest, income taxes, depreciation, depletion and amortization, impairment expenses and exploration expenses, including foreign currency remeasurement and exchange gain, gain (loss) from the sale of properties and other assets, equity in earnings (loss) of unconsolidated affiliates, reduction in force and impairment of oil and natural gas properties. The Company has reported EBITDAX because the Company believes EBITDAX is a measure commonly reported by oil and gas exploration and development companies and widely used by investors as an indicator of a company's available cash flow, operating performance and ability to incur and service debt. The Company believes EBITDAX assists investors in comparing a company’s performance on a consistent basis without regard to depreciation, depletion and amortization, impairment of natural gas and oil properties and

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exploration expenses, which can vary significantly depending upon accounting methods. EBITDAX is not a measure of performance under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitute for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States for purposes of analyzing the Company’s profitability or liquidity, because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions and other sources and uses of cash, which are disclosed in the Company’s statements of cash flows. Investors should carefully consider the specific items included in the Company’s computation of EBITDAX. While the Company has disclosed its EBITDAX to permit a more complete comparative analysis of its operating performance and debt servicing ability relative to other companies, investors should be cautioned that EBITDAX as reported by the Company may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not be fully available for management’s discretionary use, due to requirements to conserve funds for capital expenditures, debt service, preferred stock dividends and other commitments.

Additionally, information regarding the purpose and use for these non-GAAP financial measures is set forth with this press release in the Company’s Current Report on Form 8-K filed with the SEC on September 19, 2005, and available on out website.

ABOUT TOREADOR

Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Turkey, Romania and Hungary. In the United States, Toreador primarily owns working interests in five states. More information about Toreador may be found at the company's web site, www.toreador.net.

Safe-Harbor Statement -- Except for the historical information contained herein, the matters set forth in this news release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Toreador intends that all such statements be subject to the "safe-harbor" provisions of those Acts. Many important risks, factors and conditions may cause Toreador's actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Toreador to obtain additional capital, and other risks and uncertainties described in the company's filings with the Securities and Exchange Commission. The historical results achieved by Toreador are not necessarily indicative of its

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future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:

Toreador Resources
Stewart P. Yee, VP Investor Relations

214-559-3933 or 800-966-2141